                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                                 T-NETIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 T-NETIX, INC.
                              2155 CHENAULT DRIVE
                                   SUITE 410
                              CARROLLTON, TX 75006
                                 (972) 241-1535

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 2002

To the Stockholders of T-NETIX, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of T-NETIX, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 28, 2002, at 11:00 a.m. local time at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, for the following purposes:

          1. To elect three directors of the Company to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The names of the nominees for directors are set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 29, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record on March 29, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A copy of the Company's 2001 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about May 1, 2002 to all stockholders of record on the record date. The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") may be obtained without charge upon written request directed to the Secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting, YOU SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. The proxy card must be signed and returned in order to be counted.

                                          By Order of the Board of Directors,

                                          WAYNE A. JOHNSON, II
                                          Corporate Secretary

Carrollton, Texas
April 25, 2002

                                 T-NETIX, INC.
                              2155 CHENAULT DRIVE
                                   SUITE 410
                              CARROLLTON, TX 75006
                                 (972) 241-1535

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 2002

INTRODUCTION

     This Proxy Statement is furnished to the stockholders of T-NETIX, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 28, 2002, at 11:00 a.m. local time at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75239, and at any adjournments thereof. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were first mailed on or about May 1, 2002 to the stockholders of record at the close of business on March 29, 2002 (the "Record Date").

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company has arranged for Mellon Investor Services to serve as its agent to coordinate and oversee the return of proxy cards. It is determined that the cost of these services will be approximately $2,000.00. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Mellon Investor Services and the Company.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 15,032,638 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each director to be elected and on all other matters on which stockholders are entitled to vote. There is no cumulative voting in the election of directors.

     The inspectors of election appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. Attendance in person or by proxy of holders of a majority of the outstanding Common Stock is required for a quorum at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the directors, and the affirmative majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the other matters to be voted upon at the Annual Meeting. With respect to the election of directors, votes may be cast or withheld. Votes that are withheld will be excluded from the vote and will have no effect. With respect to other matters brought before the stockholders at the Annual Meeting, the inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be treated as a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present for purposes of determining the presence of a quorum, but not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (1) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 2155 Chenault Drive, Suite 410, Carrollton, Texas 75006, (2) duly executing and delivering a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

     Stockholders will be asked to vote upon the following proposal at the Annual Meeting:

     - Election of the following three persons to the Board of Directors: Daniel
       M. Carney, Robert A. Geist and James L. Mann.

     WHERE A STOCKHOLDER'S PROXY SPECIFIES A CHOICE WITH RESPECT TO A MATTER TO BE VOTED UPON AT THE ANNUAL MEETING, THE STOCKHOLDER'S CHOICE WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS THEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED, UNLESS AUTHORITY TO DO SO IS WITHHELD, FOR THE ELECTION OF THE THREE NOMINEES RECOMMENDED BY THE BOARD.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages (as of December 31, 2001), positions with the Company and the business experience over the past five years of each of the directors and executive officers is set forth below. Each director has served continuously with the Company since the date indicated below.

                                                                                 TERM TO
NAME                             AGE             POSITION(S)             SINCE   EXPIRE
----                             ---             -----------             -----   -------
Daniel M. Carney...............  70    Chairman and Director             1991     2002
Robert A. Geist................  61    Director(1)                       1994     2002
James L. Mann..................  67    Director(1)                       1995     2002
Martin T. Hart.................  65    Director(2)                       1997     2003
John H. Burbank, III...........  38    Director(2)                       1999     2003
Daniel J. Taylor...............  58    Director(2)                       1999     2004
W.P. Buckthal..................  74    Director(1)                       1999     2003
B. Holt Thrasher...............  41    Director                          1999     2003
Richard E. Cree................  52    Director, EVP Business            1999     2004
                                       Development
Thomas E. Larkin...............  43    Director, CEO and President       2000     2004
Henry G. Schopfer, III.........  55    Chief Financial Officer           2001      N/A
Peter F. Meitzner..............  46    EVP Sales and Operations          2001      N/A
John Poss......................  53    Sr. Vice President, Technology    2002      N/A
Wayne A. Johnson, II...........  53    Vice President, General           2001      N/A
                                       Counsel, Corp. Secretary

---------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Mr. Carney has served as a director of the Company since 1991 and as Chairman since 1998. Since 1997, Mr. Carney has been a private investor. He co-founded Pizza Hut, Inc. in 1958 and served as Chairman of the Board until 1975, and as a director through 1977 when Pizza Hut was acquired by PepsiCo, Inc.

     Mr. Geist has served as a director of the Company since August 1994. Since 1979, he has been Chairman of the Board and Chief Executive Officer of Rage Administrative & Marketing Services, Inc., a management company for Pizza Hut franchises. Since 1991, he has been a director of Beauty Warehouse, Inc. (a franchisor of beauty salons and professional beauty products).

     Mr. Mann became a director of the Company in September 1995. Since 1986, Mr. Mann has been the Chairman and Chief Executive Officer of SunGard Data Systems, Inc., a provider of proprietary application software systems and processing services for investment support activities and a provider of computer disaster recovery services. From 1983 to 1986 he was SunGard's President and Chief Operating Officer. From 1981 to 1983, he was President of Bradford National Corporation, a computer services and software concern.

     Mr. Hart has served as a director of the Company since 1997. Mr. Hart is a Denver-based businessman and investor. Mr. Hart serves as a director of P.J. America, a food service company, Pacific National Financial Group, a bank holding company, MassMutual Corporate Investors, an investment company, MassMutual Participation Investors, an investment company, Optical Securities Corporation, a manufacturer of security systems, Ardent Software, Inc., a data management company, and Schuler Homes, Inc., a real estate development company.

     Mr. Burbank has served as a director of the Company since February 1999. Since 1999, Mr. Burbank has been the Director of Research at St. Claire Capital, a hedge fund. From 1996 to 1999, Mr. Burbank was the Director of Research at ValueVest Management Co., a global value hedge fund. From 1993 to 1994, Mr. Burbank was a joint venture partner in Odwalla, Inc., a fresh juice company.

     Mr. Taylor has served as a director of the Company since February 1999. Since 1996, Mr. Taylor has been a private investor. From 1993 to 1996, Mr. Taylor was Chairman of the Board of Advantage Companies, Inc., a holding company with subsidiaries that operated rental-purchase stores. From 1977 to 1992, Mr. Taylor was Chairman of the Board of various Pizza Hut franchise companies. In addition, Mr. Taylor served as the Senior Vice President of Finance for Pizza Hut, Inc.

     Mr. Buckthal has served as a director of the Company since June 1999. Mr. Buckthal has been an independent geologist and oil and gas producer in Amarillo, Texas for the past thirty-five years. Prior to that, he was a geologist for Hamilton Brothers for three years and for Texaco for ten years. He is a member of the American Association of Petroleum Geologists and has been active in that organization's Division of Professional Affairs, including serving as national board secretary. He has also served on the Alumni Advisory Counsel of the School of Geology and Geophysics at the University of Oklahoma.

     Mr. Thrasher has served as a director of the Company since June 1999. Mr. Thrasher is a managing director of Broadview International, LLC, an investment banking firm. Mr. Thrasher oversees the Communications Software and Telecommunications Services practice of Broadview. Before joining Broadview, Mr. Thrasher was a consultant with Omnipoint, a PCS service provider and developer of wireless communications equipment. Earlier, he was a vice president at Smith Barney and prior to that an associate at Brown Brothers Harriman, both investment banking firms. Mr. Thrasher serves as a director of SignalSoft Corporation, a wireless location service provider and the Kairos Foundation, a non-profit organization.

     Mr. Cree served as Chief Operating Officer of the Company from June 1999 through March 2000 and has been a director of the Company since June 1999. From 1989 to 1999, Mr. Cree was the Chief Executive Officer and President of Gateway Technologies, Inc. From 1982 to 1988, Mr. Cree was Executive Vice President of American Republic Bancshares, a bank holding company based in New Mexico. From 1971 to 1982, Mr. Cree served as President and Chief Executive Officer of C-Five, a telecommunications company specializing in the manufacture and development of peripheral telecommunications equipment.

     Mr. Larkin has served as the President of the Company since March 2000. From 1999 to 2000, he served as Executive Vice President of Sales. From June 1997 to 1999, Mr. Larkin was the Vice President Government and Carrier Relations with Rostelsat Jupiter Investments, an international trade broker. From January 1997 to June 1997, Mr. Larkin was Regional Sales Manager for Palmer Wireless, a wireless communications services company. From 1992 to 1997, Mr. Larkin was the Director of Business Development and Government Sales for Ramoil Management Company, an international trade broker. From 1991 to 1992, Mr. Larkin was Director of National Accounts for Nextel Communications, a wireless communications services company. From 1983 to 1991, Mr. Larkin served in varying positions including General Manager for McCaw Cellular Communications, a wireless communications services company.

     Mr. Schopfer has been the Company's Chief Financial Officer since July 2001. Prior to joining T-NETIX, he served as Executive Vice President and CFO for Wireless One, Inc. Additional CFO experience includes eight years with Daniel Industries, Inc. Prior to Daniel Industries, he was a Senior Audit Manager with PricewaterhouseCoopers and has nine years experience with Big 5 CPA firms.

     Mr. Meitzner has been employed with the Company since 1991. He was appointed Executive Vice President, Sales and Operations in July 2001. Prior to that, he served as President of TELEQUIP Labs, Inc., a wholly-owned subsidiary of the Company since January 2001. Before joining TELEQUIP, Mr. Meitzner was Vice President of Sales, Western Region from 1997 to 2000, and Sales and Marketing Director from 1995 to 1997. Prior to joining T-NETIX, Mr. Meitzner founded and managed several inmate calling companies.

     Mr. Poss joined T-NETIX as Senior Vice President, Technology effective January 1, 2002, although he had been consulting with the Company for several months before that. Mr. Poss has over twenty-five years of business experience. He began his career at Andersen Consulting and has since served in such capacities as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of both public and private companies. For the past eight years he has operated his own consulting practice specializing in strategic planning and corporate development, primarily for the telecommunications industry.

     Mr. Johnson joined T-NETIX in December 2000. Prior to joining the Company Mr. Johnson was in the private practice of law. During his career he has served as founder, officer, director and owner of various public and private businesses. Mr. Johnson also serves as a director of American Medical Technologies, Inc. and as Vice President and a director of the Gulf of Mexico Foundation, a non-profit organization.

BOARD AND COMMITTEE MEETINGS

     During 2001, the Board met on five occasions (four regular meetings and one special meeting). All other actions taken by the Board during 2001 were accomplished by means of unanimous written consent. During 2001, all directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members, except for Mr. Mann who attended 60% of the Board meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee reviews the results and scope of the annual audit and other accounting related services, oversees the Company's internal financial control systems and procedures, reviews and approves the Company's financial statements, and coordinates and approves the activities of the Company's auditors. The Audit Committee, which is currently comprised of Mr. Hart (Chairman), Mr. Burbank and Mr. Taylor, met three times during 2001, all of which were attended by KPMG LLP, the Company's independent auditors. All members of the Audit Committee are directors, but not officers or employees of the Company. See "Report by Audit Committee".

     The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. See "Report by Compensation Committee on Executive Compensation". The Compensation Committee is currently comprised of Mr. Mann (Chairman), Mr. Buckthal, and Mr. Geist. The Compensation Committee met five times during 2001.

DIRECTOR COMPENSATION

     Each non-employee director of the Company receives:

     - $1,000 for each regular meeting of the Board attended and reimbursement of any expenses directly incurred to attend such meetings;

     - stock options for 20,000 shares of Common Stock upon initial selection to the Board pursuant to the Company's Non-Qualified Stock Option Plan or its 2001 Stock Option Plan.

     Directors who are also employees of the Company do not receive compensation for their service on the Board. The Company also provides directors' and officers' liability insurance and indemnity agreements for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The three members of the Compensation Committee, Messrs. Mann, Buckthal and Geist, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission. The Compensation Committee determined the compensation for the Company's chief executive officer for 2001 and granted stock options in 2001 under the Company's stock option plans. See "Stock Option Plans".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 29, 2002, there were 15,032,638 shares of Common Stock outstanding held of record by stockholders. The following table sets forth as of March 29, 2002, the number and percentage of shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (b) each current director of the Company, (c) each named executive officer of the Company, and (d) all directors and executive officers of the Company as a group. For purposes of this Proxy Statement, Thomas
E. Larkin, Richard E. Cree, Henry G. Schopfer, III, Peter F. Meitzner and Wayne
A. Johnson, II are referred to as the "Named Executive Officers" of the Company.

NAME AND ADDRESS                                  AMOUNT AND NATURE        PERCENT OF OUTSTANDING
OF BENEFICIAL OWNER(1)                        OF BENEFICIAL OWNERSHIP(2)        COMMON STOCK
----------------------                        --------------------------   ----------------------
Daniel M. Carney............................          1,961,640(3)                  13.0%
  Tallgrass Executive Park
  Building 1900
  8100 East 22nd Street North
  Wichita, KS 67226
W.P Buckthal................................            668,856(4)                   4.4%
Richard E. Cree.............................            606,646(5)                   4.0%
Robert A. Geist.............................            310,000(6)                   2.1%
Daniel J. Taylor............................            564,767(7)                   3.8%
Martin T. Hart..............................             65,000(8)                     *
James L. Mann...............................             35,000(9)                     *
John H. Burbank, III........................             19,450(10)                    *
B. Holt Thrasher............................             14,200(11)                    *
Thomas E. Larkin............................            150,000(12)                  1.0%
Henry G. Schopfer, III......................                   (13)                    *
Peter F. Meitzner...........................             19,375(14)                    *
Wayne A. Johnson, II........................              2,500(15)
All executive officers and directors of the
  Company as a group (13 persons)...........          4,417,434                     29.4%

---------------

  *  Less than 1.0%.

 (1) Unless otherwise indicated in the table, the address for each person listed is c/o T-NETIX, Inc., 2155 Chenault Drive, Suite 410, Carrollton, TX 75006.

 (2) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 29, 2002, are deemed to be outstanding for computing the percentage of ownership of the person holding the options. Unless otherwise indicated in the footnotes of this table, each person listed has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person.

 (3) Includes (i) 50,000 shares issuable pursuant to warrants exercisable within 60 days of March 29, 2002; and (ii) 20,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

 (4) Includes 10,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

 (5) Includes (i) 60,085 shares owned by family trusts for which Mr. Cree is Trustee; and (ii) 236,046 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

 (6) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

 (7) Includes 150,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

 (8) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

 (9) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 29,2002.

(10) Includes 15,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

(11) Includes 10,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

(12) Includes 130,000 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

(13) No shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

(14) Includes 19,375 shares issuable pursuant to options exercisable within 60 days of March 29, 2002.

(15) Includes 2,500 shares issuable pursuant to options exercisable within 60 days of March 29,2002.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning all compensation received by the Named Executive Officers of the Company for services rendered for the three years ended December 31, 2001. No restricted stock awards, long-term incentive plan payouts, or stock appreciation rights ("SARS") were granted to Mr. Larkin, Mr. Cree, Mr. Schopfer, Mr. Meitzner, or Mr. Johnson in such years.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                    ANNUAL COMPENSATION                SECURITIES
                                          FISCAL   ---------------------               UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR     SALARY      BONUS(2)   OTHER(6)   STOCK OPTIONS
---------------------------               ------   --------     --------   --------   -------------
Thomas E. Larkin........................   2001    $183,846     $225,080   $19,135       280,000
  President, Chief Executive               2000    $176,000     $ 65,000                 185,000
  Officer(3)                               1999    $ 56,000     $ 51,000   $15,000        35,000
Richard E. Cree.........................   2001    $184,554     $135,048   $ 5,175       120,000
  EVP Business Development                 2000    $190,000     $ 50,000                  20,000
                                           1999    $187,000                               20,000
Henry G. Schopfer, III(4)...............   2001    $ 83,769     $ 81,029   $39,694       100,000
  Chief Financial Officer
Peter F. Meitzner.......................   2001    $152,923     $110,289   $ 8,882        67,500
  EVP Sales and Operations
Wayne A. Johnson, II....................   2001    $124,384     $ 74,276   $ 5,919        90,000
  Vice President/General Counsel/Corp.
  Secretary(5)                             2000    $  4,985           --        --            --

---------------

(1) With respect to each of the individuals named in the Summary Compensation Table, the aggregate amount of perquisites and other personal benefits received did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for each individual, except for those specifically noted.

(2) Bonuses, if applicable, were awarded pursuant to Management Incentive Programs described below under "Management Incentive Programs". Prior periods have been restated to reflect bonus compensation on an accrual basis.

(3) Appointed CEO in November 2000.

(4) Mr. Schopfer was employed in June 2001. Currently Mr. Schopfer has an annual salary of $190,000.

(5) Mr. Johnson was employed in December 2000. Currently Mr. Johnson has an annual salary of $163,000.

(6) "Other" includes the following paid benefits: health insurance; 401k contributions; life & disability insurance; relocation reimbursements.

STOCK OPTION PLANS

     The Company's 2001 Stock Option Plan, adopted by the Company on June 28, 2001, provides that options for Common Stock may be granted to such key employees, including officers and directors who are also employees, of the Company or its subsidiaries whom the Board of Directors deems to be important to the future of the Company or its subsidiaries. The Company's 1993 Incentive Stock Option Plan, adopted by the Company on May 1, 1993, and the Company's 1991 Incentive Stock Option Plan, adopted by the Company on January 10, 1991 (together, the "Plans"), provide that options for Common Stock may be granted to such key employees, including officers and directors who are also employees, of the Company or its subsidiaries whom the Board of Directors deems to be important to the future of the Company or its subsidiaries. The Non-Qualified Stock Option Plan adopted by the Company on January 10, 1991, provides that options for Common Stock may be granted to eligible employees, officers and directors of the Company or its subsidiaries. The period for which an option is granted under all four plans may not exceed ten years from the date of the grant. In general, an optionee may not exercise any part of an option granted under the Plans unless the optionee has been in the continuous employment of the Company or a subsidiary at all times from the date of the grant until the date three months prior to the date of exercise. The Board of Directors determines the option price per share at the time an option is granted and the option price cannot be less than 100 percent of the fair market value of the Common Stock on the date of grant. Currently, there are 5,850,000 shares authorized for grant pursuant to the four Plans. Of this amount, as of March 29, 2002, options for 3,055,600 shares of Common Stock are outstanding.

     The Board may amend these plans at any time but may not, without shareholder approval, adopt any amendment that would (i) materially increase the benefits accruing to the participants, (ii) materially modify the eligibility requirements, or (iii) increase the maximum number of shares which may be issued under each plan.

     The following table sets forth information concerning stock options granted to each of the Named Executive Officers during 2001 and the potential realizable value for the stock options based on future appreciation assumptions.

                             OPTION GRANTS IN 2001

                                              CUMULATIVE
                                              PERCENT OF
                                                TOTAL                               POTENTIAL REALIZABLE
                                               OPTIONS                                VALUE AT ASSUMED
                                 NUMBER OF     GRANTED                              ANNUAL RATES OF STOCK
                                 SECURITIES       TO       EXERCISE                PRICE APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES    OR BASE                     OPTION TERM(3)
                                  OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
NAME                             GRANTED(1)    YEAR(2)      ($/SH)       DATE          5%          10%
----                             ----------   ----------   --------   ----------   ----------   ----------
Thomas E. Larkin...............    80,000         8.3%      $2.55      4/23/11      $128,295     $325,123
                                  200,000        20.8%      $3.10      11/9/11      $389,915     $988,120
Richard E. Cree................    20,000         2.1%      $2.73      6/14/11      $ 34,338     $ 87,018
                                  100,000        10.4%      $2.35      8/31/11      $147,790     $374,529
Henry G. Schopfer, III             80,000         8.3%      $2.81      6/27/11      $141,376     $358,273
                                   20,000         2.1%      $2.35      8/31/11      $ 29,558     $ 74,906
Peter F. Meitzner..............    10,000         1.0%      $2.25      6/25/11      $ 14,150     $ 35,859
                                   57,500         6.0%      $2.35      8/31/11      $ 84,979     $215,354
Wayne A. Johnson, II...........    90,000         9.4%      $2.35      8/31/11      $133,011     $337,077

---------------

(1) Options are subject to vesting equally over 4 years.

(2) The percent is based upon options to purchase an aggregate of 960,000 shares of Common Stock granted to employees of the Company under its incentive Stock Option Plans.

(3) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that market price of Common Stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based upon rules promulgated by the SEC and are not intended by the Company to forecast possible appreciation of the price of shares of Common Stock. Actual gains, if any, depend on the future performance of Common Stock and overall market conditions.

     The following table sets forth information about the number and value of unexpired stock options held at December 31, 2001, by each of the Named Executive Officers.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

                                                          NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                         SHARES                    OPTIONS AT FISCAL YEAR END(#)       FISCAL YEAR END($)(1)
                       ACQUIRED ON      VALUE      ------------------------------   ----------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   -----------   -----------   ------------    --------------   -----------    -------------
Thomas E. Larkin.....      --            --           63,750          436,250              --         $108,400
Richard E. Cree......      --            --          236,046          100,000        $314,799         $98,000
Henry G. Schopfer,
  III................      --            --               --          100,000              --         $61,200
Peter F. Meitzner....      --            --           19,375           80,625        $    400         $67,150
Wayne A. Johnson,
  II.................      --            --            2,500           97,500        $  3,168         $97,703

---------------

(1) Represents the difference between option exercise price and the closing sales price per share of the Common Stock as quoted on NASDAQ on December 31, 2001 ($3.33 per share), multiplied by the number of shares of Common Stock issuable upon exercise of these options.

MANAGEMENT INCENTIVE PROGRAMS

     In 1999, the Board of Directors adopted the 2000 Management Incentive Program (covering fiscal year 2000) by readopting the basic terms of the prior year Management Incentive Program with new performance targets. An incentive program for the 2001 fiscal year was also approved for the Chief Executive Officer and the Executive Officers identified in the previous section entitled "Information Concerning Directors and Executive Officers".

EMPLOYMENT AGREEMENTS

     In connection with the merger with Gateway, the Company entered into an employment agreement with Mr. Cree. The term of the agreement is three years commencing February 10, 1999, and it provides for a base annual salary of $190,000. Effective January 1, 2002 this base annual salary was $205,000. In addition, over a two-year period Mr. Cree received options to purchase a total of 60,000 shares of Common Stock, and receives vacation time and other benefits commensurate with this position. Mr. Cree will not receive compensation for his participation on the Board of Directors of the Company or any of its subsidiaries. Under the employment agreement, the Company may terminate Mr. Cree's employment at any time, with or without "cause" (as defined in the employment agreement.) If, during the term of the employment agreement, Mr. Cree is terminated without cause, or is terminated because of a change of control of the Company, he will continue to receive his compensation during the remaining term of the agreement. Further, in the event of a change of control his options under the agreement will fully vest and he will have the right to require the Company to purchase the options at the difference between the exercise price and the higher of the market price or the price paid upon change in control. These rights are waived if he remains in the employ of the acquiring company for two years. As part of the employment agreement, Mr. Cree has agreed not to disclose confidential information about the Company to any third party and not to compete against the Company, in each case for the duration of his employment with the Company plus three years.

     The Company entered into an employment agreement with Mr. Larkin in March 2000. The term of the agreement is three years, and it provides for a base annual salary of $180,000. Effective January 1, 2002 this base annual salary was $250,000. In addition, Mr. Larkin received options to purchase a total of 280,000 shares of Common Stock, vesting in equal amounts over four years. This agreement was superceded by a new agreement dated January 1, 2002 for a one year term having automatic one year renewals unless otherwise terminated on or before 90 days prior to the end of each calendar year, and providing for a base annual salary of $200,000 per year. Under this agreement Mr. Larkin will receive vacation time and other benefits commensurate with this position. Mr. Larkin will not receive compensation for his participation on the Board of Directors of the Company or any of its subsidiaries. Under the employment agreement, the Company may terminate Mr. Larkin's employment at any time, with or without "cause" (as defined in the employment agreement.) If, during the term of the employment agreement, Mr. Larkin is terminated without cause, or is terminated because of a change of control of the Company, he will receive certain benefits. If terminated without cause, Mr. Larkin's compensation will continue for one year following the date of termination or for one year following the expiration date of the agreement, whichever is longer. If he resigns following a change of control he is entitled to receive compensation equal to twenty-four months of his then effective salary, payable monthly. During such time he will also be entitled to continue participation in Company paid benefits plans. Further, in the event of a change of control any stock options previously granted will be fully vested. As part of the employment agreement, Mr. Larkin has agreed not to disclose confidential information about the Company to any third party and not to compete against the Company, in each case for the duration of his employment with the Company plus two years.

     The Company entered into an employment agreement with Mr. Schopfer in June 2001. The term of the agreement is eighteen months and it provides for a base annual salary of $180,000. Effective January 1, 2002 this base annual salary was $190,000. Mr. Schopfer will receive vacation time and other benefits commensurate with this position. Under the employment agreement, the Company may terminate Mr. Schopfer's employment at any time, with our without "cause" (as defined in the employment agreement). If, during the term of the employment agreement, Mr. Schopfer is terminated without cause, he will receive his salary and health insurance for nine months in lieu of any unexpired term of the employment agreement. If, during the term of the employment agreement, Mr. Schopfer voluntarily resigns after a change of control of the Company, he will receive his salary and health insurance for eighteen months in lieu of any unexpired term of the employment agreement. Mr. Schopfer has agreed not to disclose confidential information about the Company to any third party, and not to compete against the Company, in each case for the duration of his employment with the Company plus two years.

     The Company entered into an employment agreement with Mr. Meitzner in August 2001. The term of the agreement is one year and it provides for a base annual salary of $155,000. Effective January 1, 2002 this base annual salary was $165,000. Mr. Meitzner will receive vacation time and other benefits commensurate with this position. Under the employment agreement, the Company may terminate Mr. Meitzner's employment at any time, with or without "cause" (as defined in the employment agreement). If, during the term of the employment agreement, Mr. Meitzner is terminated without cause, or voluntarily resigns after a change of control of the Company, he will receive his salary and health insurance for the remainder of the term of his agreement. As part of the employment agreement, Mr. Meitzner has agreed not to disclose confidential information about the Company to any third party, and not to compete against the Company, in each case for the duration of his employment with the Company plus two years.

REPORT BY THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee recognizes that the success of the Company, including its ability to expand its service offerings and its markets and to maintain existing contracts and customer relationships, is dependent on the performance of its employees. As a result, the Compensation Committee has adopted the following executive compensation policies:

     - The Company's executive compensation policies should balance the long-term and short-term goals of the Company. They should encourage growth and yet reward current profitability.

     - Base salaries should be at or close to market but salaries should be enhanced by bonus plans and stock option incentives to meet or exceed Company goals, should reward both group and individual performances, and should be flexible in their design and application.

     - Stock options should be awarded to reward performance and to align executives' interests with those of shareholders.

     The Compensation Committee believes its executive compensation program effectively serves the interests of shareholders by allowing the Company to attract and retain talented executive personnel who have incentives to perform at the highest levels. Due to the level of compensation received by the executive officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar limit on deductibility of certain executive compensation under Section 162 (m) of the Internal Revenue Code.

     CEO Compensation. Mr. Thomas E. Larkin has served as the Company's Chief Executive Officer since November 2000. Prior to November 2000, he served as the Company's President. In 1999, he was Executive Vice President of Sales. For fiscal 2002, Mr. Larkin's base salary is $250,000. The Compensation Committee will continue to review all aspects of Mr. Larkin's compensation annually to establish goals for the ensuing fiscal year against which his performance and adjustments to compensation will be evaluated. For fiscal 2002, Mr. Larkin has been given the opportunity to receive a bonus based upon performance targets.

     In summary, the Committee believes that its policy of linking executive compensation to individual and Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                          Compensation Committee

                                          James L. Mann (Chairman)
                                          W. P. Buckthal
                                          Robert A. Geist

REPORT BY THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight and review of the Company's accounting functions and internal controls. The Audit Committee is comprised of independent directors and is governed by a written charter adopted and approved by the Board of Directors in June 2001. Each of the members of the Audit Committee is independent as defined by Company policy and the National Association of Securities Dealers listing standards.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as the Company's independent accountants. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with the Company management, the Company internal audit personnel, and the independent accountants regarding the following:

     - The plan for, and the independent accountants' report on, each audit of the Company's financial statements;

     - The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel;

     - Changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements, and recent developments in accounting rules;

     - The establishment and maintenance of an environment at the Company that promotes ethical behavior.

     This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for fiscal year 2001. First, the Audit Committee discussed with KPMG, the Company's independent auditors for fiscal year 2001, those matters KPMG communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with KPMG the matters required to be discussed by Statement or Auditing Standards No. 61, as amended. Third, the Audit Committee discussed KPMG's independence with KPMG and received a letter from KPMG regarding independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This discussion and disclosure informed the Audit Committee of KPMG's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with Company management and KPMG, the Company's audited consolidated balance sheets at December 31, 2001, and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2001. Based on the discussions with KPMG concerning the audit, the independent discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K include these financial statements.

                                          Audit Committee

                                          Martin T. Hart (Chairman)
                                          Daniel J. Taylor
                                          John H. Burbank, III

STOCK PRICE PERFORMANCE GRAPH

     The following graph presents the cumulative total yearly stockholder return for the Common Stock compared with the cumulative total return on NASDAQ Market Index and the NASDAQ Telecommunications Stock Index. The graph assumes that $100 was invested on July 31, 1996, and that all dividends were reinvested.

                                 T-NETIX, INC.

                            STOCK PRICE PERFORMANCE
                       JULY 31, 1996 -- DECEMBER 31, 2001

                           [STOCK PERFORMANCE CHART]

T-NETIX STOCK PERFORMANCE ANALYSIS

            ------------------------------------------------------------------------------------------------------
                     T-NETIX, INC.                   NASDAQ STOCK MARKET             NASDAQ TELECOMMUNICATIONS
------------------------------------------------------------------------------------------------------------------
   DATE     CLOSING PRICE   INVESTMENT VALUE   CLOSING PRICE   INVESTMENT VALUE   CLOSING PRICE   INVESTMENT VALUE
   ----     -------------   ----------------   -------------   ----------------   -------------   ----------------
07/31/1996      $8.75           $100.00          1,080.60          $100.00            199.59          $100.00
07/31/1997      $8.00           $ 91.43          1,593.81          $147.99            264.92          $133.04
07/31/1998      $8.00           $ 91.43          1,872.39          $174.57            428.63          $215.59
12/31/1999      $4.34           $ 49.64          4,069.31          $381.14          1,015.40          $511.32
12/31/2000      $2.06           $ 23.57          2,470.52          $231.82            463.44          $233.44
12/31/2001      $3.33           $ 28.06           1950.40          $183.60            236.63          $119.32
------------------------------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Any transactions between the Company and its officers, directors, employees, and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to approval of a majority of the disinterested members of the Board of Directors based upon a determination that the terms are at least as favorable to the Company as those that could be obtained from unrelated parties. The Company believes that the following transaction was in its best interests:

     The Company issued a subordinated note payable to its Chairman, Daniel M. Carney in the amount of $3.75 million, due April 30, 2001. The note bears interest at prime rate plus one percent per annum (6.50% at December 31, 2001) which is payable every six months. The lender received warrants, which are immediately exercisable, to purchase 25,000 shares of Common Stock at an exercise price of $6.05 per share for a period of five years. This note was extended in April 2001 to April 30, 2002, at which time the lender received additional warrants, which are immediately exercisable, to purchase 25,000 shares of Common Stock at an exercise price of $2.75 per share for a period of five years. In March 2002, this note was extended to July 30, 2002. In April 2002 this note was extended to February 2003. Warrants to purchase 25,000 shares of Common Stock at market price, on the previous terms, have been issued to Mr. Carney but shares will vest proportionately over the term of the note. The estimated fair market value of the stock purchase warrants, calculated using the Black-Scholes model, has been recorded as deferred financing fees and is being amortized over the term of the debt.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2001, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except that Daniel M. Carney inadvertently filed a Form 4 late and each of Thomas E. Larkin, Richard E. Cree, Henry G. Schopfer, III and Wayne A. Johnson, II inadvertently filed their Form 5's related to fiscal year 2001 late.

                       PROPOSAL - ELECTION OF DIRECTORS

     At the Annual Meeting, three directors will be elected each to hold office until the Company's 2005 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. All of the nominees are currently directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline to serve or is unable to serve, proxies may be voted for the election of a substitute nominee, or the Board may reduce the number of directors to be elected.

     The shares of Common Stock represented by the enclosed proxy will be voted for by election to the Board of the three nominees named below, unless a vote is withheld from one or more individual nominees. If any nominee declines to serve or is unable to serve, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting is required for election of directors.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DANIEL M. CARNEY, ROBERT A. GEIST, AND JAMES L. MANN.

     The Company anticipates that representatives of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of KPMG LLP will be afforded an opportunity to make a statement if they so desire.

     At this time, the Company has not selected an independent auditor for its fiscal year December 31, 2002.

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for its audit of the Company's annual financial statements for the year ending December 31, 2001, and its reviews of the financial statements included in the Company's Forms 10-Q for that year, and all other audit related fees were $193,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP billed no fees to the Company for financial information systems design and implementation during the year ending December 31, 2001.

ALL OTHER FEES

     KPMG LLP billed no other fees to the Company for other services during the year ending December 31, 2001.

AUDITOR INDEPENDENCE

     The Audit Committee has determined that because KPMG LLP provided no services to the Company other than those related to the audit, that KPMG LLP has maintained its independence as the Company's principal auditor.

                             STOCKHOLDER PROPOSALS

     Pursuant to regulations of the SEC, proposals of stockholders that are intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 28, 2003, in order to be included in the proxy statement and form of proxy relating to the 2003 Annual Meeting of stockholders. In addition, the Company's Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to the Secretary of the Company with respect to such proposal or nominee. The Company's Bylaws generally require that written notice be delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days nor more than 180 days prior to the anniversary of the preceding year's annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the director nominee. For the 2003 Annual Meeting of stockholders, the Secretary of the company must receive written notice on or after November 29, 2002, and on or before January 28, 2003. A copy of the Company's Bylaws is available upon request from the Secretary of the Company.

                                  OTHER ITEMS

     The Board does not intend to present further items of business to the meeting and knows of no such items that will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                          By Order of the Board of Directors,

                                          /s/ WAYNE A. JOHNSON, II
                                          --------------------------------------
                                          WAYNE A. JOHNSON, II
                                          Corporate Secretary

Carrollton, Texas
April 29, 2002

REVOCABLE PROXY                                                  REVOCABLE PROXY

                                 T-NETIX, INC.
                    SOLICITED BY THE BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF STOCKHOLDERS, May 28, 2002

     The undersigned holder of common stock of T-NETIX, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders dated April 25, 2002, and, revoking any proxy heretofore given, hereby appoints Daniel M. Carney and Thomas E. Larkin, and each of them, with full power to each of substitution, as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 29, 2002, at the Annual Meeting of Stockholders of the Company to be held at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, on Tuesday, May 28, 2002, at 11:00 a.m., local time, and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

                          (Continued on reverse side.)

--------------------------------------------------------------------------------
                           +  FOLD AND DETACH HERE  +


You can now access your T-NETIX, Inc. account online.

Access your T-NETIX, Inc. shareholder account online via Investor
ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for T-NETIX, Inc., now make it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

  o View account status               o View payment history for dividends
  o View certificate history          o Make address changes
  o View book-entry information       o Obtain a duplicate 1099 tax form
                                      o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS -- Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM) is currently only available for domestic individual and joint accounts.

o SSN
o PIN
o Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

--------------------------------------------------------------------------------

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN
o PIN
o Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.

-------------------------------------------------------------------------------

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Book-Entry Information
o Issue Certificate
o Payment Change
o Address Change
o Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE         Please mark     ---
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS      your votes as  |\ /|
EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE      indicated in   |/ \|
"FOR" THE PROPOSAL. THIS PROXY WHEN PROPERLY EXECUTED   this example    ---
WILL BE VOTED AS DIRECTED.



IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" THE PROPOSAL.

o To elect as directors the nominees listed below:

      FOR all nominees         WITHHOLD AUTHORITY
  listed below (except as      to vote for all nominees
  marked to the contrary).           listed below.
          --                              --
         |  |                            |  |
          --                              --

          --                --
I/We DO  |  |       Do Not |  | Expect to attend this meeting
          --                --

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
             INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
             THAT NOMINEE'S NAME IN THE LIST BELOW:

                 01 Daniel M. Carney
                 02 Robert A. Geist
                 03 James L. Mann

                       -------
                              |
                              |   WITNESS my hand this____day of_________, 2002
                              |
                                  _____________________________________________

                                  _____________________________________________
                                            Signature of Stockholder(s)

                                 (Please sign exactly as name appears hereon.
                                 When signing as attorney, executor,
                                 administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.